Exhibit 10(a)(7)

NORTHWESTERN CORPORATION

SUPPLEMENTAL VARIABLE INVESTMENT PLAN

AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2000

NORTHWESTERN CORPORATION

SUPPLEMENTAL VARIABLE INVESTMENT PLAN

TABLE OF CONTENTS

ARTICLE I. DEFINITIONS

ARTICLE II. ELIGIBILITY

ARTICLE III. SUPPLEMENTAL CONTRIBUTIONS

3.1	SUPPLEMENTAL ELECTIVE CONTRIBUTIONS
3.2	SUPPLEMENTAL SALARY REDUCTION AGREEMENT
3.3	SUPPLEMENTAL NORTHWESTERN MATCHING CONTRIBUTIONS
3.4	Supplemental Bonus Contribution

ARTICLE IV. INVESTMENT OF SUPPLEMENTAL CONTRIBUTIONS

ARTICLE V. DISTRIBUTIONS

5.1.	Distribution
5.2	Hardship Distributions

ARTICLE VI. ADMINISTRATION OF THE PLAN

6.1	Administration by Northwestern
6.2	General Powers of Administration

ARTICLE VII. AMENDMENT OR TERMINATION

7.1	Amendment or Termination
7.2	Effect of Amendment or Termination

ARTICLE VIII. GENERAL PROVISIONS

8.1	Participant’s Rights Unsecured
8.2	Trust Agreement
8.3	General Conditions
8.4	No Guarantee of Benefits
8.5	No Enlargement of Employee Rights
8.6	Spendthrift Provision
8.7	Applicable Law
8.8	Incapacity of Recipient
8.9	Corporate Successors
8.10	Unclaimed Benefit
8.11	Limitations on Liability
8.12	Gender and Number
8.13	Adoption by Affiliate

i

NORTHWESTERN CORPORATION

SUPPLEMENTAL VARIABLE INVESTMENT PLAN

The Northwestern Public Service Company Supplemental Variable Investment Plan (the “Plan”) was adopted effective January 1, 1997, solely for the purpose of permitting certain of its employees who participate in the Northwestern Public Service Company Variable Investment Plan and Trust Agreement to receive allocations of contributions equal to amounts in excess of any limitations imposed by the Internal Revenue Code of 1986, as amended, on defined contribution plans.  This Plan is amended and restated as of January 1, 2000.

ARTICLE I

DEFINITIONS

Wherever used herein the following terms shall have the meanings hereinafter set forth:

1.1           “Accounting Date” means the last day of each calendar year quarter or such other date as may be established by Northwestern.

1.1A        “Affiliate” means:

(i)            any corporation other than Northwestern, i.e., either a subsidiary corporation or an affiliated or associated corporation of Northwestern, which together with Northwestern is a member of  a “controlled group of corporations” (as defined in Section 414(b) of the Code);

(ii)           any organization which together with Northwestern is under “common control” as defined in Section 414(c) of the Code;

(iii)          any organization which together with Northwestern is an “affiliated service group” as defined in Section 414(m) of the Code; or

(iv)          any other entity required to be aggregated with Northwestern pursuant to regulations under Section 414(o) of the Code.

1.2           “Board” means the Board of Directors of Northwestern.

1.2A        “Bonus” means the amount of any annual, special, or acquisition bonus payable by Northwestern or any Affiliate, whether payable under an incentive or bonus plan or otherwise payable by Northwestern or any Affiliate.

1.3           “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

1.4           “Northwestern” means Northwestern Corporation, a Delaware corporation with principal offices in the State of South Dakota, or, to the extent provided in Section 8.9 below, any successor corporation or other entity resulting from a merger or consolidation into or with Northwestern or a transfer or sale of substantially all of the assets of Northwestern.

1.5           “Participant” means an employee of Northwestern or an Affiliate with respect to whom contributions may be made under the Plan pursuant to Article II of the Plan.  Only those employees of adopting Affiliates approved by the Benefits Committee (described below) may participate in the Plan.

1.6           “Plan” means the Northwestern Supplemental Variable Investment Plan.

1.7           “Plan Year” means the calendar year.

1.8           “Qualified Plan” means the Northwestern Corporation Variable Investment Plan and Trust Agreement as Amended and Restated Effective as of January 1, 1998, and as amended thereafter, and each predecessor, successor or replacement employees’ cash or deferred arrangement.  With respect to an adopting Affiliate, Qualified Plan means the primary qualified cash or deferred arrangement covering eligible Participants of such Affiliate.

1.9           “Qualified Plan Northwestern Matching Contribution” means the matching contribution made by Northwestern for the benefit of a Participant under and in accordance with the terms of the Qualified Plan in any Plan Year.

1.10         “Qualified Plan Northwestern Matching Contribution Account” means the account established for a Participant under the Qualified Plan to which Qualified Plan Northwestern Matching Contributions are allocated.

1.11         “Qualified Plan Elective Contribution” means the elective salary reduction contribution made by Northwestern for the benefit of a Participant under and in accordance with the terms of the Qualified Plan in any Plan Year.

1.12         “Qualified Plan Elective Contribution Account” means the account established for a Participant under the Qualified Plan to which Qualified Plan Elective Contributions are allocated.

1.13         “Salary Reduction Agreement” means the written salary reduction agreement entered into by a Participant with Northwestern pursuant to the terms of the Qualified Plan.

1.14         “Supplemental Accounts” means the Supplemental Elective Contribution Account, the Supplemental Bonus Account and the Supplemental Northwestern Matching Contribution Account established for a Participant.

1.14A      “Supplemental Bonus Account” means the account established for a Participant under the Plan that is credited with Supplemental Bonus Contributions under Section 3.4 of the Plan.

1.14B      “Supplemental Bonus Contribution” means the Bonus contribution credited by Northwestern for the benefit of a Participant under and in accordance with the terms of the Plan in any Plan Year.

1.15         “Supplemental Elective Contribution” means the elective salary reduction contribution credited by Northwestern for the benefit of a Participant under and in accordance with the terns of the Plan in any Plan Year.

1.16         “Supplemental Elective Contribution Account” means the account established for a Participant under the Plan that is credited with Supplemental Elective Contributions under Section 3.1 of the Plan.

1.17         “Supplemental Northwestern Matching Contribution” means the matching contribution credited by Northwestern for the benefit of a Participant under and in accordance with the terms of the Plan in any Plan Year.

1.18         “Supplemental Northwestern Matching Contribution Account” means the account established for a Participant under the Plan that is credited with Supplemental Northwestern Matching Contributions under Section 3.3 of the Plan.

1.19         “Supplemental Salary Reduction Agreement” means the written salary reduction agreement entered into by a Participant with Northwestern pursuant to the terms of Section 3.2 of the Plan.

1.20         Any term not otherwise defined herein shall have the meaning set forth in the Qualified Plan.

ARTICLE II

ELIGIBILITY

An employee of Northwestern or an adopting Affiliate who is a Participant in the Qualified Plan, and whose annual base Compensation is equal to or greater than the sum of the dollar limitation set forth in Section 414(q)(1)(i) of the Code (or any successor section) plus $5,000, and/or Qualified Plan Northwestern Matching Contribution could reasonably be limited by any provision of the Code for any Plan Year, if he elected to authorize the maximum Qualified Plan Elective Contribution permissible under the terms of the Qualified Plan for such Plan Year (determined without giving effect to any such limitation), shall be eligible to be a Participant in the Plan and to receive credit for a Supplemental Elective Contribution, a Supplemental Northwestern Matching Contribution hereunder and to receive credit for a Supplemental Bonus Contribution for the Plan Year.

ARTICLE III

SUPPLEMENTAL CONTRIBUTIONS

3.1           Supplemental Elective Contributions.

(a)           Any Participant may elect to defer the receipt of a portion of the Compensation otherwise payable to him by Northwestern or any Affiliate in any Plan Year. The amount of Compensation (computed without reference to any limit imposed by Section 401(a)(17) of the Code or any successor Section) deferred by a Participant shall be equal to the difference between (i) and (ii) below:

(i)            a percentage of such Compensation from 2 percent to 100 percent, and

(ii)           the amount the Participant elects to have Northwestern contribute to his Qualified Plan Elective Contribution Account during such Plan Year.

Notwithstanding the foregoing, in no event shall the aggregate of a Participant’s (i) Qualified Plan Elective Contribution, and (ii) Supplemental Elective Contribution, for any Plan Year, exceed 100% of the Compensation paid to the Participant during such Plan Year. The amount deferred pursuant to this paragraph (a) shall be a Supplemental Elective Contribution credited to the Supplemental Elective Contribution Account maintained for the Participant for such Plan Year.

(b)           Should it be determined, after completion of all non-discrimination testing for a Plan Year pursuant to Section 401(k)(3) of the Code, or any successor section, applicable to the Qualified Plan, that an additional Qualified Plan Elective Contribution could have been allocated to the Participant’s Qualified Plan Elective Contribution Account for such Plan Year, then pursuant to an election made by the Participant at the same time as the election made pursuant to paragraph (a) of this Section, the amount of such additional Qualified Plan Elective Contribution shall:

(i)            be deducted from the Participant’s Supplemental Elective Contribution Account and transferred to the Participant’s Qualified Plan Elective Contribution Account; or

(ii)           be paid directly to the Participant; or

(iii)          remain in the Plan.

Any transfer or payment of such additional amount shall occur no later than March 15 of the Plan Year following the Plan Year for which such non-discrimination testing is performed.

(c)           In no event shall any deduction from the Participant’s Supplemental Elective Contribution Account for any Plan Year pursuant to paragraph (b) of this Section exceed the amount that the Participant elected to defer for such Plan Year pursuant to paragraph (a) of this Section. No earnings or appreciation attributable to any amount transferred or paid under paragraph (b) of this Section shall be transferred or paid. Any Supplemental Elective Contribution shall be transferred to the Qualified Plan only to the extent that the Qualified Plan, after receiving such transferred amount, will satisfy all applicable limitations set forth in the Code for the applicable Plan Year.

(d)           The election by which a Participant elects to defer Compensation provided in paragraph (a) of this Section, and the additional election provided in paragraph (b) of this Section, shall be in writing, signed by the Participant, and delivered to Northwestern prior to January 1 of the Plan Year in which the Compensation to be deferred is otherwise payable to the Participant; except that:

(i)            for the Plan Year commencing on January 1, 1997, a Participant may make such elections on or before January 30, 1997; provided, however, that no such election shall attempt to defer Compensation relating to services performed prior to the later of (a) January 1, 1997, and (b) the date of such election; and

(ii)           for the Plan Year in which a Participant first becomes eligible to participate in the Plan, such Participant may make such elections within 30 days after the date he becomes eligible.

Any deferral election made by a Participant shall be irrevocable with respect to the Plan Year covered by such election except as provided in subparagraph (e) below.

(e)           A Participant may revoke his or her deferral election at any time during the Plan Year with respect to Compensation earned after the date of the revocation.  The revocation will become effective the first pay period after it is received by the Plan Administrator.  If a Participant revokes his or her deferral election, all contributions to this Plan will be suspended for the 12-month period following the date of the revocation.

3.2           Supplemental Salary Reduction Agreement. As a condition to Northwestern’s obligation to credit a Supplemental Elective Contribution for the benefit of a Participant pursuant to Section 3.1, the Participant must execute a Supplemental Salary Reduction Agreement in the form attached hereto with respect to the amount of such Supplemental Elective Contribution. Except as of otherwise set forth in subparagraphs 3.1(d)(i) and (ii), the Supplemental Salary Reduction Agreement for any Plan Year shall be made before the beginning of that Plan Year and shall remain in full force and effect for subsequent Plan Years unless and until revoked by a Participant by written instrument delivered to Northwestern prior to the beginning of the Plan Year in which such revocation is to be effective.

3.3           Supplemental Northwestern Matching Contributions.

(a)           Each Plan Year, Northwestern will credit a Supplemental Northwestern Matching Contribution to the Plan on behalf of each Participant in an amount equal to the difference between (i) and (ii) below:

(i)            the Qualified Plan Northwestern Matching Contribution that would have been allocated to the Qualified Plan Northwestern Matching Contribution

Account of the Participant for the Plan Year in which an amount is deferred by the Participant pursuant to subparagraph (a)(i) of Section 3.1, without giving effect to any reductions required by the limitations imposed by the Code on the Qualified Plan; and

(ii)           the amount of the Qualified Plan Northwestern Matching Contribution actually allocated to the Participant’s Qualified Plan Northwestern Matching Contribution Account for the Plan Year.

All Supplemental Northwestern Matching Contributions shall be credited to the Supplemental Northwestern Matching Contribution Account maintained for the Participant for such Plan Year.

(b)           If amounts are deducted from a Participant’s Supplemental Elective Contribution Account and transferred to the Participant’s Qualified Plan Elective Contribution Account pursuant to the Participant’s election under subparagraph (b)(i) of Section 3.1, all Supplemental Northwestern Matching Contributions credited pursuant to this Section and relating to such transferred amounts shall be deducted from the Participant’s Supplemental Northwestern Matching Contribution Account and transferred to the Participant’s Qualified Plan Northwestern Matching Contribution Account, subject to the following:

(i)            A transfer pursuant to this Section shall occur at the same time as a transfer pursuant to subparagraph (b)(i) of Section 3.1;

(ii)           No earnings or appreciation attributable to any amount transferred pursuant to this Section shall be transferred;

(iii)          If a Participant elects to have an additional Qualified Plan Elective Contribution paid to him pursuant to subparagraph (b)(ii) of Section 3.1, any Supplemental Northwestern Matching Contribution relating to such amount shall remain in the Plan;

(iv)          If a Participant elects to have an additional Qualified Plan Elective Contribution remain in the Plan pursuant to subparagraph (b)(iii) of Section 3.1, any Supplemental Northwestern Matching Contribution relating to such amount shall remain in the Plan; and

(v)           Any Supplemental Northwestern Matching Contribution shall be transferred to the Qualified Plan only to the extent that the Qualified Plan, after receiving such transferred amount, will satisfy the non-discrimination tests set forth in Section 401(m) of the Code or any successor section for the applicable Plan Year.

3.4           Supplemental Bonus Contribution.

(a)           Any Participant who satisfies the requirements of the second paragraph of Article II for any Plan Year may elect to defer the receipt of a portion of the Bonus otherwise payable to him by Northwestern or any Affiliate in the subsequent Plan Year.  The portion of the Bonus to be deferred shall be designated by the Participant as a percentage of such Bonus from 2% to 100%.  The amount of the Bonus deferred pursuant to this paragraph shall be a Supplemental Bonus Contribution credited to the Supplemental Bonus Contribution Account maintained for the Participant for such a Plan Year.

(b)           As a condition to Northwestern’s obligation to credit a Supplemental Bonus Contribution for the benefit of a Participant pursuant to the preceding paragraph (a), the Participant must execute a Supplemental Bonus Deferral Agreement in the form attached hereto with respect to the amount of such Bonus that is deferred.  The election by which a Participant elects to defer a portion of his Bonus shall be made pursuant to a Supplemental Bonus Deferral Agreement signed by the Participant and delivered to Northwestern prior to January 1 of the Plan Year in which the Bonus to be deferred is otherwise payable, or for the Plan Year in which a Participant first becomes eligible to defer, such Participant may make such election within 30 days after the date he becomes eligible.  For the period commencing May 1, 1998 and ending on December 31, 1998, a Participant must have made such election pursuant to a signed Supplemental Bonus Deferral Agreement delivered to Northwestern prior to May 1, 1998.  A Supplemental Bonus Deferral Agreement made with respect to any Plan Year shall remain in full force and effect for subsequent Plan Years in which the Participant satisfies the requirements of the second paragraph of Article II, unless and until revoked by written instrument delivered to Northwestern prior to the beginning of the Plan Year in which such revocation is to be effective.

(c)           In no even shall the provisions of paragraphs (b), (c), and (d) of Section 3.1 or of paragraph (b) of Section 3.3 apply with respect to a Participant’s Supplemental Bonus Contribution Account.

ARTICLE IV

INVESTMENT OF SUPPLEMENTAL CONTRIBUTIONS

(a)           Amounts credited hereunder to the Supplemental Accounts of a Participant shall be treated as if they were actually invested in common stock of Northwestern (“Stock”). On a daily basis, each Participant’s Supplemental Accounts shall be deemed to be credited with a number of hypothetical shares of Stock, determined by dividing (a) the dollar amount of the balance of such Participant’s Supplemental Accounts as of such date, by (b) the closing price, as of the last business day preceding such date, per share of Stock on the national securities exchange on which the Stock is listed. Fractional shares shall be accounted for as such.

(b)           In the case of a dividend declared on Stock (whether in cash, Stock or other property), an additional dollar amount equal to the cash or the value of property (other than Stock), or an additional number of hypothetical shares of Stock, shall be credited to each Participant’s Supplemental Accounts in the amount or number of shares of Stock that the Participant would have received had he been the actual owner of record on the relevant record date of a number of shares of Stock equal to the number of hypothetical shares of Stock credited to his Supplemental Accounts on the date immediately preceding such record date. Any such cash or property, other than Stock, credited to a Participant’s Supplemental Accounts pursuant to the preceding sentence shall be converted to an additional number of hypothetical shares of Stock to be credited to the Participant’s Supplemental Accounts based upon the closing price as of the last business date preceding the relevant record date, per share of Stock on the national securities exchange on which the Stock is listed.

(c)           The number of hypothetical shares of Stock credited to a Participant’s Supplemental Accounts shall be appropriately adjusted, as Northwestern may determine, for any increase or decrease in the number of shares of issued Stock resulting from a subdivision or consolidation of shares, whether through reorganization, recapitalization, stock split-up, stock distribution or combination of shares, or other increase or decrease in the number of such shares outstanding effected without receipt of consideration by Northwestern. Adjustments under this paragraph (c) shall be made in the sole discretion of Northwestern, and its decisions shall be binding and conclusive.

ARTICLE V

DISTRIBUTIONS

5.1           Distribution

(a)           The balance of a Participant’s Supplemental Accounts, including dividends credited in accordance with Article IV of the Plan, shall be distributed to or with respect to a Participant only (i) upon termination of the Participant’s employment with Northwestern and all Affiliates thereof for any reason, including death, or (ii) because of hardship in accordance with Section 5.2.  Subject to paragraph (b) of this Section, the balance of a Participant’s Supplemental Accounts shall be distributed in one of the following options selected by the Participant before he terminates:

(i)            Lump Sum. A Participant may receive the entire amount of his Supplemental  Accounts in a single sum.

(ii)           Installments. A Participant may receive the amount of his Supplemental Accounts in annual installments over a period selected by the Participant which shall be not less than five years nor more than ten years. In the event of the death of the Participant prior to receipt of the amount in his Supplemental Accounts, the remaining installments shall be paid to his Beneficiary.

(iii)          Other Form. A Participant may receive the amount of his Supplemental Accounts in such other optional form as is selected by the Participant and approved by the Company.

(b)           All distributions from the Plan shall be made in cash or Stock (or partly in each) as a Participant or beneficiary elects by written instrument delivered to Northwestern within 30 days after the date such Participant becomes entitled to a distribution, or in the case of a beneficiary, within 30 days after the death of the applicable Participant. If no such timely election is made, distributions shall be made entirely in cash and in a single lump sum within six months following termination of employment with Northwestern and all Affiliates. To the extent a distribution is made to a Participant or beneficiary in cash, such distribution shall be equal to the proceeds realized from the sale of an applicable number of shares of Stock pursuant to the provisions of a trust described in Section 8.2 below.

(c)           A Participant may modify his election as to the form or commencement of payment of his Supplemental Accounts by a writing filed with the Company at any time prior to his distribution date.  However, a Participant’s modification of his election as to form or commencement of payment will be ineffective, unless (1) the modification is made more than six months prior to his distribution date and the modification is filed in a calendar year prior to the calendar year in which payment of the benefit is made or commences, or (2) the Participant elects by written instrument delivered to the Company prior to his distribution date to have his Supplemental Accounts reduced by 10%. This reduction will be forfeited and used by the Plan to reduce expenses of administration. This reduction is intended to discourage a Participant from modifying his election as to form of payment and commencement within the periods set forth in clause (1) above and prevent him from being deemed in constructive receipt of his Supplemental Accounts prior to its actual payment to him.  Notwithstanding any other provision of this Section 5.1, an election made by a Participant with respect to the distribution of his Supplemental Accounts, following the Participant’s termination of employment, shall not be effective with respect to the manner of payment or date for commencement of payment of his Supplemental Accounts unless such election is expressly approved in writing by Northwestern. If Northwestern shall not approve such election in writing, then the manner of payment, or the date for commencement of payment, of the Participant’s Supplemental Accounts shall be selected by Northwestern in its sole discretion.

(d)           If a Participant should die before distribution of the full amount of his Supplemental Accounts has been made to him, any remaining amount shall be distributed to the beneficiary and in the method designated by the Participant in writing most recently delivered to Northwestern prior to his death.  If a Participant has not designated a beneficiary, or method of distribution, or if no designated beneficiary is living on the date of distribution, such amounts shall be distributed to those persons entitled to receive distributions of the Participant’s accounts in a lump sum cash distribution within six months of the Participant’s date of death.

5.2           Hardship Distributions.  In the discretion of Northwestern, and at the written request of a Participant, an amount up to 100 percent of the Participant’s Supplemental Elective Contribution Account and his Supplemental Bonus Contribution Account, valued as of the last preceding Accounting Date, may be distributed to a Participant in the case of an “unforeseeable emergency,” subject to the limitations set forth below. For purposes of this Section 5.2, an “unforeseeable emergency” is a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code Section 152(a)) of the Participant, loss of the Participant’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved:

(a)           through reimbursement or compensation by insurance or otherwise;

(b)           by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship; or

(c)           by cessation of Supplemental Elective Contributions under the Plan. Examples of what shall not be considered to be unforeseeable emergencies include the need to send a Participant’s child to college or the desire to purchase a home.

Only one hardship distribution shall be permitted during a Plan Year. A Participant’s request for a hardship distribution must be accompanied or supplemented by such evidence that the hardship is necessary as Northwestern or its designee may reasonably require. Withdrawals of amounts because of an unforeseeable emergency shall be permitted only to the extent reasonably needed to satisfy the unforeseeable emergency need.

ARTICLE VI

ADMINISTRATION OF THE PLAN

6.1           Administration by Northwestern.  The Northwestern Corporation Benefits Committee (the “Committee”) appointed by the Board, shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

6.2           General Powers of Administration. All provisions set forth in the Qualified Plan with respect to the administrative powers and duties of Northwestern or its designee, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Plan. Northwestern or its designee shall be entitled to rely conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by Northwestern or its designee with respect to the Plan.

ARTICLE VII

AMENDMENT OR TERMINATION

7.1           Amendment or Termination.  Northwestern intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of Northwestern, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Committee and shall be effective as of the date of such resolution.

7.2           Effect of Amendment or Termination.  No amendment or termination of the Plan shall directly or indirectly reduce the balance of any Supplemental Elective Contribution Account or Supplemental Northwestern Matching Contribution Account held hereunder as of the effective date of such amendment or termination. Upon termination of the Plan, distribution of amounts in a Participant’s Supplemental Elective Contribution Account or Supplemental Northwestern Matching Contribution Account shall be made to the Participant or his beneficiary in the manner and at the time described in Section 5.1 of the Plan. No additional credits of Supplemental Elective Contributions or Supplemental Northwestern Matching Contributions

shall be made to the Supplemental Elective Contribution Account or Supplemental Northwestern Matching Contribution Account of a Participant after termination of the Plan, but Northwestern shall continue to credit gains and losses to Supplemental Elective Contribution Accounts and Supplemental Northwestern Matching Contribution Accounts pursuant to Article IV, until the balance of such Supplemental Elective Contribution Accounts and Supplemental Northwestern Matching Contribution Accounts have been fully distributed to each Participant or his beneficiary.

ARTICLE VIII

GENERAL PROVISIONS

8.1           Participant’s Rights Unsecured.  Except as otherwise set forth in Section 8.2, the Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of Northwestern or its Affiliates for payment of any distributions hereunder. The right of a Participant or his designated beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of Northwestern or its Affiliates, and neither the Participant nor a designated beneficiary shall have any rights in or against any specific assets of Northwestern or its Affiliates. All amounts credited to the Supplemental Elective Contribution Accounts and Supplemental Northwestern Matching Contribution Accounts of Participants shall constitute general assets of Northwestern and may be disposed of by Northwestern at such time and for such purposes as it may deem appropriate.

8.2           Trust Agreement.  Northwestern shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Northwestern may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Such trust or trusts shall be irrevocable, but the assets thereof shall be subject to the claims of Northwestern’s creditors. To the extent any benefits provided under the Plan are actually paid from any such trust, Northwestern shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, Northwestern.

8.3           General Conditions.  Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to a Qualified Plan Elective Contribution or a Qualified Plan Northwestern Matching Contribution will also be applicable to a Supplemental Elective Contribution or a Supplemental Northwestern Matching Contribution to be made hereunder. Any Qualified Plan Elective Contribution or Qualified Plan Northwestern Matching Contribution, or any other contributions to be made under the Qualified Plan, shall be made solely in accordance with the terms and conditions of the Qualified Plan, and nothing in the Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.

8.4           No Guarantee of Benefits.  Nothing contained in the Plan shall constitute a guaranty by Northwestern or any Affiliate or any other person or entity that the assets of Northwestern or any Affiliate will be sufficient to pay any benefit hereunder.

8.5           No Enlargement of Employee Rights.  No Participant shall have any right to receive a distribution of contributions made under the Plan except in accordance with the terms of the Plan. Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of Northwestern or any Affiliate.

8.6           Spendthrift Provision.  No interest of any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

8.7           Applicable Law.  To the extent the laws of the United States do not apply, the Plan shall be construed and administered under the laws of the State of South Dakota, other than its laws respecting choice of law.

8.8           Incapacity of Recipient.  If any person entitled to a distribution under the Plan is deemed by Northwestern or its designee to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, Northwestern or its designee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of Northwestern, its designee and the Plan therefor.

8.9           Corporate Successors.  The Plan shall not be automatically terminated by a transfer or sale of assets of Northwestern, or by the merger or consolidation of Northwestern into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. If the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 7.2.

8.10         Unclaimed Benefit.  In the event that all, or any portion, of the distribution payable to a Participant or his beneficiary hereunder shall, at the expiration of five years after it shall become payable, remain unpaid solely by reason of the inability of Northwestern or its designee, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of such Participant or his beneficiary, the amount so distributable shall be treated as a forfeiture and shall be retained by Northwestern as part of its general assets. In the event a Participant or beneficiary is located subsequent to his benefit being forfeited, such benefit shall be restored.

8.11         Limitations on Liability.  Notwithstanding any of the preceding provisions of the Plan, neither Northwestern nor any individual acting as employee or agent of Northwestern shall be liable to any Participant, former Participant, beneficiary or other person for any claim, loss, liability or expense incurred in connection with the Plan.

8.12         Gender and Number.  Words in the masculine gender shall include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for reference only, and are not to be construed so as to alter the terms hereof.

8.13         Adoption by Affiliate.  Any Affiliate may elect to become a party to the Plan, with the approval of Northwestern, by adopting the Plan for the benefit of its employees who meet the eligibility requirements of Article II.  In such event, the term “Northwestern” where used herein shall be deemed to refer to the adopting Affiliate to the extent applicable.  Notwithstanding the foregoing, Northwestern shall administer the Plan pursuant to Article VI on behalf of an adopting Affiliate, and Northwestern shall act as the agent of such adopting Affiliate for purposes of administration of the Plan.

IN WITNESS WHEREOF, Northwestern has caused the Plan to be executed in its name by its duly authorized officer this 1st day of December 2000, effective as of the first day of January 2000.

NORTHWESTERN CORPORATION

By	/s/	John R. Van Camp
Its		Vice-President – Human Resources